                   AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of May 28, 1998, by and between Links, Ltd., a corporation organized under the laws of the State of Wyoming ("Links"), and Walnut Capital, Inc., a corporation organized under the laws of the State of Nevada ("Walnut").

     WHEREAS, the respective Boards of Directors of Links and Walnut have approved the merger of Links with and into Walnut (the "Merger"), pursuant to which Walnut will be the surviving corporation and the holders of Links Common Stock (as herein defined) will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                            ARTICLE 1
                            THE MERGER

    1.1 Surviving Corporation. In accordance with the provisions of this Agreement, the Wyoming Business Corporation Act (the "Wyoming Act") and the Nevada General Corporation Law (the "Nevada Act"), at the Effective Time (as that term is hereinafter defined in Section 1.6 hereof) Links shall be merged with and into Walnut, with Walnut being the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation"). At the Effective Time, the separate existence of Links shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Nevada. Without limiting the generality of the foregoing, from and after the Effective Time the Surviving Corporation shall possess all of the rights, privileges, immunities, powers and purposes, and shall assume and be liable for all of the liabilities, obligations and penalties, of each of Walnut and Links, and the Merger shall have all of the effects provided for in the Wyoming Act and the Nevada Act.

    1.2 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Walnut as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law, except that the name of the Corporation shall be changed to "Enter Tech Corp."

    1.3 By-Laws. At the Effective Time, the By-Laws of Walnut as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

    1.4 Directors. On and after the Effective Time, the directors of the Surviving Corporation shall be those persons who are listed on Schedule 1.4, all such directors to hold office until their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

    1.5 Officers. On and after the Effective Time, the officers of the Surviving Corporation shall be those persons who are listed on Schedule 1.5, each to hold the office(s) set forth opposite their respective names on such Schedule, all such officers to hold office until their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, respectively, or as otherwise provided by law.

    1.6 Effective Time. As soon as practicable following the Closing (as that term is hereinafter defined in Article 8 hereof), Articles of Merger or any similar document required by state law to effect the Merger (the "Certificates of Merger") shall be filed with the Secretaries of State of the

States of Wyoming and Nevada. The Merger shall become effective upon the filing of the last of such certificates. The time when the Merger shall become effective is herein referred to as the "Effective Time."

                            ARTICLE 2
               CONSIDERATION; CONVERSION OF SHARES

    2.1 Merger Consideration. The consideration payable in the Merger to holders of shares of Links Common Stock, no par value per share ("Links Common Stock"), shall consist solely of shares of Common Stock, $.0001 par value, of Walnut ("Walnut Common Stock"), such shares of Walnut Common Stock to have such rights as are set forth in the Articles of Incorporation of Walnut and to be issuable in accordance with the terms of this Agreement. The existing holders of shares of Walnut Common Stock shall continue to hold such shares.

    2.2 Conversion of Shares. Each share of Links Common Stock issued and outstanding as of the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, automatically be converted into 323.5 shares of Walnut Common Stock.

    2.3 Cancellation of Certificates. From and after the Effective Time, all such outstanding shares of Links Common Stock when so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. From and after the Effective Time, each certificate or instrument which prior to the Effective Time represented shares of Links Common Stock shall be deemed to represent only the right to receive the certificates of Walnut Common Stock or the right to acquire shares of Walnut Common Stock contemplated by Section 2.2 hereof, and the holder of each such certificate or instrument shall cease to have any rights with respect to the shares of Links Common Stock formerly represented thereby, except as otherwise provided by law.

                            ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF LINKS

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, Links hereby represents and warrants to Walnut that:

    3.1 Organization. Links is a corporation duly organized, validly existing, and in good standing under the laws of Wyoming, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

    3.2 Capital. The authorized capital stock of Links consists of 100,000 shares of Common Stock, no par value, of which 10,000 are currently issued and outstanding. All of the issued and outstanding shares of Links are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating Links to issue or to transfer from treasury any additional shares of its capital stock of any class.

    3.3 Subsidiaries. Links does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except as disclosed in Schedule 3.

    3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of Links as of the date of this Agreement.

    3.5 Financial Statements. Links has delivered to Walnut an unaudited balance sheet and statement of operations as of and for the year ended December 31, 1997 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of the Company as of December 31, 1997.

    3.6 Absence of Changes. Since December 31, 1997, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Links' knowledge, Links has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of Links or waived or surrendered any claim or right of material value.

    3.7 Absence of Undisclosed Liabilities. Neither Links nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Walnut or have otherwise been disclosed to Walnut.

    3.8 Tax Returns. Within the times and in the manner prescribed by law, Links has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

    3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Walnut and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of Links. Links shall make available to Walnut and/or its attorneys all books and records of Links.

    3.10 Trade Names and Rights. Schedule 3 sets forth a complete and accurate schedule of (i) all registered trademarks and service marks and all trademark and service mark applications, including country of filing, filing number, date of issue and expiration date used in the business of Links; and
(ii) all registered copyrights of property owned by Links. Except as set forth in such schedule, to Links' knowledge, no third party has asserted, or threatened to assert against Links or any of its officers or directors any conflicting rights to any such intellectual property and Links has no knowledge of facts that Links believes could reasonably be expected to give rise to such a claim.

    3.11 Compliance with Laws. To the best of Links' knowledge, Links has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on Links or its properties.

    3.12 Litigation. Links is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Links, threatened against or affecting Links or its business, assets or financial condition, except for matters which would not have a material affect on Links or its properties. Links is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Links is not engaged in any lawsuit to recover any material amount of monies due to it.

    3.13 Authority. Links has full corporate power and authority to enter into this Agreement. The board of directors of Links has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Links and the performance of the obligations of Links under this Agreement. No other corporate proceedings on the part of Links are necessary to authorize the execution and delivery of this Agreement by Links in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by Links, and will be a valid and binding agreement of Links, enforceable against Links in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

    3.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by Links of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of Links' knowledge: (a) materially violate any provision of Links' articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Links, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Links is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of Links; or (e) violate any material statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Links is bound or subject.

    3.15 Full Disclosure. None of the representations and warranties made by Links herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by Links, or on its behalf, contains or will contain any untrue statement of material fact.

    3.16 Assets. Links has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

    3.17 Material Contracts and Obligations. Attached hereto on Schedule 3 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which Links is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by the Company in excess of $20,000; or which involve transactions or proposed transactions between the Company and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by Walnut and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

    3.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Links in connection with: (a) the execution and delivery by Links of this Agreement; (b) the performance by Links of its obligations under this Agreement; or (c) the consummation by Links of the transactions contemplated under this Agreement.

                            ARTICLE 4
             REPRESENTATIONS AND WARRANTIES OF WALNUT

     Except as disclosed in Schedule 4 which is attached hereto and incorporated herein by reference, Walnut represents and warrants to Links that:

    4.1 Organization. Walnut is a corporation duly organized, valid existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

    4.2 Capitalization. The authorized capital stock of Walnut consists of 100,000,000 shares of $.0001 par value Common Stock of which 1,250,000 shares of Common Stock are currently issued and outstanding, and 5,000,000 shares of $.0001 par value preferred stock of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Walnut to issue or to transfer from treasury any additional shares of its capital stock of any class. Simultaneously with the Closing, Walnut will cancel 835,000 shares of Common Stock which are currently outstanding.

    4.3 Subsidiaries. Walnut does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

    4.4 Directors and Officers. Schedule 4 contains the names and titles of all directors and officers of Walnut as of the date of this Agreement.

    4.5 Financial Statements. Walnut has delivered to Links its audited balance sheet and statements of operations and cash flows as of and for the period ended December 31, 1997 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the date, and for the period, indicated therein. As of the Closing, the total liabilities of Walnut shall not exceed zero exept for the legal fees for this transaction.

    4.6 Absence of Changes. Since December 31, 1997, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Walnut's knowledge, Walnut has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

    4.7 Absence of Undisclosed Liabilities. Neither Walnut nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Links.

    4.8 Tax Returns. Within the times and in the manner prescribed by law, Walnut has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

    4.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Links shall have the opportunity to meet with Walnut's accountants and attorneys to discuss the financial condition of Walnut. Walnut shall make available to Links all books and records of Walnut.

    4.10 Trade Names and Rights. Walnut does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

    4.11 Compliance with Laws. To the best of Walnut's knowledge, Walnut has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business or with which it is otherwise required to comply.

    4.12 Litigation. Walnut is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Walnut, threatened against or affecting Walnut or its business, assets, or financial condition. Walnut is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Walnut is not engaged in any legal action to recover moneys due to it.

    4.13 No Pending Investigation. Walnut is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding Walnut or any officers or directors of Walnut or any shareholders or controlling persons of such shareholders.

    4.14 Authority. Walnut has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Walnut has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Walnut, the performance of the obligations of Walnut under this Agreement and the consummation by Walnut of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Walnut are necessary to authorize the execution and delivery of this Agreement by Walnut in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Walnut, will be a valid and binding agreement of Walnut, enforceable against Walnut in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

    4.15 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by Walnut of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of Walnut's knowledge: (a) violate any provision of Walnut's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Walnut, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Walnut is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Walnut; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Walnut is bound or subject.

    4.16 Validity of Walnut Shares. The shares of Walnut Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

    4.17 Full Disclosure. None of the representations and warranties made by Walnut herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Walnut, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

    4.18  Assets.  Walnut does not have any assets.

    4.19 Material Contracts and Obligations. Walnut has no material contracts to which it is a party or by which it is bound.

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

    4.20 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Walnut in connection with: (a) the execution and delivery by Walnut of its obligations under this Agreement;
(b) the performance by Walnut of its obligations under this Agreement; or (c) the consummation by Walnut of the transactions contemplated by this Agreement.

    4.21 Real Property. Walnut does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                            ARTICLE 5
                            COVENANTS

    5.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

    5.2 Conduct of Business. Prior to the Closing, Walnut and Links shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business or as contemplated in previously disclosed contractual obligations. Neither Walnut nor Links shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                            ARTICLE 6
           CONDITIONS PRECEDENT TO WALNUT'S PERFORMANCE

    6.1 Conditions. The obligations of Walnut hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. Walnut may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Walnut of any other condition of or any of Walnut's other rights or remedies, at law or in equity, if Links shall be in default of any of their representations, warranties, or covenants under this Agreement.

    6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Links in this Agreement or in any written statement that shall be delivered to Walnut by Links under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

    6.3 Performance. Links shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

    6.4 Approval by Walnut Shareholders. The holders of 100% of the shares of Walnut shall have approved the Merger.

    6.5 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Links on or before the Closing Date.

                            ARTICLE 7
            CONDITIONS PRECEDENT TO LINKS' PERFORMANCE

    7.1 Conditions. Links' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. Links may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Links of any other condition of or any of Links' rights or remedies, at law or in equity, if Walnut shall be in default of any of its representations, warranties, or covenants under this Agreement.

    7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Walnut in this Agreement or in any written statement that shall be delivered to Links by Walnut under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

    7.3 Performance. Walnut shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

    7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Walnut on or before the Closing Date.

    7.5 Directors of Walnut. Effective on the Closing, Walnut shall have fixed the size of its Board of Directors at three (3) persons, and such Board of Directors shall include David Matus, A.W. Hogan and Gene Gregory. The current Officers and Directors of Walnut shall have submitted their resignations as the Officers and Directors of Walnut effective on the Closing of this transaction.

    7.6 Officers of Walnut. Effective on the Closing, Walnut shall have elected the following new Officers of Walnut:

         Josh Foss - President
         Mike Handy - Secretary

        7.7  Name Change.  Walnut shall have changed its name to Entertech
Corp.

                            ARTICLE 8
                             CLOSING

        8.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman Scott & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties as soon as practicable after the shareholders of both corporations have approved the merger.

                            ARTICLE 9
                          MISCELLANEOUS

        9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

        9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

        9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

        9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

        9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

        9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Nevada, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

        9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         Walnut:

         Walnut Capital, Inc.
         5770 South Beech Court
         Greenwood Village, Colorado  80121

         with a copy to:

         Jon D. Sawyer, Esq.
         Krys Boyle Freedman & Sawyer, P.C.
         600 Seventeenth Street, Suite 2700 South Tower
         Denver, Colorado 80202

         Links:

         Links, Ltd.
         9815 South Parker Road, Suite 476
         Parker, Colorado  80134

        9.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

        9.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

        9.10 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned transaction. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

        9.11 Announcements. Walnut and Links will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

        9.12 Expenses. Links and Walnut agree that Links has deposited $5,000 in the trust account of Krys Boyle Freedman Scott & Sawyer, P.C. ("Krys Boyle") and that these funds will be used to pay the legal fees of Krys Boyle which is representing Walnut in this transaction. To the extent Krys Boyle's fees are less than $5,000 the balance will be returned to Links. Other than for these legal fees, Links and Walnut will pay their own expenses reasonably incurred in connection with this transaction.

        9.13 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

         AGREED TO AND ACCEPTED as of the date first above written.

 WALNUT CAPITAL, INC.                    LINKS, LTD.



 By _______________________________   By _________________________________
     Timothy J. Brasel, President          David Matus, President

                           SCHEDULE 1.4

                DIRECTORS OF SURVIVING CORPORATION


                           David Matus
                           A. W. Hogan
                           Gene Gregory

                           SCHEDULE 1.5

                OFFICERS OF SURVIVING CORPORATION


                      Josh Foss - President
                      Mike Handy - Secretary



                            SCHEDULE 3

                           LINKS, LTD.
                            ("Links")

3.4      The Officers and Directors of Links are as follows:

              Name                            Position
              ----                            --------
             David Matus              President and Director
             George Beros             Secretary and Director
             Norm Schmidt             Director

2.17     Material Contracts and Obligations.

                            SCHEDULE 4

                       WALNUT CAPITAL, INC.
                            ("Walnut")


4.2        Directors and Officers of Walnut:

         Timothy J. Brasel     -   President, Secretary, Treasurer and
                                   Director

         James R. Sjoerdsma    -   Director

4.19      Material Contracts of Walnut

         None